UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2014
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Item 3.02 Unregistered Sales of Equity Securities

On March 12, 2014, the Company signed a $50,000 12 month marketing agreement with Agora Internet Relations Corp. payable in common shares of the Company. The first quarter payment is $12,500, by issuing 20,833 common shares of the Company at a market price of $0.60 per share. The following are the deliverables for the agreement:

  10,000,000 Ads Embedded Within AGORACOM.com Discussion Forums
  4 Week Exclusive Sponsorship AGORACOM.com Front Page
  4 Week Exclusive Sponsorship AGORACOM / YouTube Small-Cap TV
  4 Week Exclusive Sponsorship AGORACOM Twitter Account
  4 Week Exclusive Sponsorship AGORACOM Member Account Profiles
  4 Skype / In Camera Interviews – Distributed Through Network, YouTube, iTunes and All Majors
  3 Feature Webcasts – Powerpoint + Voice Over Presentation
  12 Months Search Engine Awareness Program Target Online Investors Via Google, Bing, Yahoo
  Unlimited Front Page Featured News For All Material News, Updates, Events, etc.
  Unlimited News Flash For All Material News, Updates, Events, etc.
  Unlimited AGORACOM Webcast TV For All Material News, Updates, Events etc.

The Company issued the one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

TEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Online Marketing Agreement dated March 12, 2014

99.1	News Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2014

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO